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As filed with the Securities and Exchange Commission on September 12, 1996

                                                    Registration No. 333-_______

                      ------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM S-8

                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                                   ----------------

                               DSP COMMUNICATIONS, INC.
                (Exact name of registrant as specified in its charter)


              Delaware                                     77-0389180
         (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)               Identification No.)


                            20300 Stevens Creek Boulevard
                                Cupertino, California           95014
                   (Address of Principal Executive Offices)   (Zip Code)

                               DSP Communications, Inc.
             1996 Nonstatutory Employee and Consultant Stock Option Plan
                               (Full title of the Plan)

                                     Davidi Gilo
                                Chairman of the Board
                               DSP COMMUNICATIONS, INC.
                            20300 Stevens Creek Boulevard
                             Cupertino, California 95014
                       (Name and address of agent for service)

                           Telephone Number  (408) 777-2700
           (Telephone number, including area code, of agent for service)

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                                       Copy to:
                                Donald C. Reinke, Esq.
                                   PEZZOLA & REINKE
                           1999 Harrison Street, Suite 1300
                              Oakland, California  94612

                                   ----------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises under the 1996 Nonstatutory Employee and Consultant Stock Option Plan, under which 500,000 shares of Common Stock are available (the "Plan").

                                   ----------------

                           CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                     Proposed        Proposed
                    Number of        Maximum         Maximum         Amount
Title of             Shares          Offering        Aggregate         of
Securities to         to be           Price          Offering      Registration
be Registered      Registered       per Share(1)     Price(1)          Fee

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

Common Stock,        500,000        $48.125        $24,062,500.00    $8,298.00
$0.001 par
value per share

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee. Computation based upon the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq National Market on September 9, 1996, which average was $48.125.


                                          2

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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement.

    (a) The registrant's annual report on Form 10-K for the year ended December 31, 1995, which was filed with the Securities and Exchange Commission (the "Commission") on April 1, 1996, as amended by a Form 10-K/A filed with the Commission on April 5, 1996.

    (b) All other reports filed by the registrant since December 31, 1995, with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (c) The description of securities to be registered contained in the Registration Statement filed with the Commission on Form 8-A under the Exchange Act and declared effective on March 7, 1995, including any amendment or reports filed for the purpose of updating such description.

    (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The registrant's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of


                                          3

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their fiduciary duties as directors, except liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

    The registrant's Bylaws provide that the registrant shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

    The registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the registrant's Bylaws. The agreements, among other things, indemnify the registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the registrant, arising out of such person's services as a director or executive officer of the registrant, any subsidiary of the registrant or any other company or enterprise to which the person provides services at the request of the registrant.

    There is no pending litigation or proceeding involving a director, officer, employee or other agent of the registrant as to which indemnification is being sought, nor is the registrant aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.


                    (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)


                                          4

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ITEM 8.     EXHIBITS.

Exhibit Number     Exhibit Description
- --------------     ------------------------------------------------------------

     5 Opinion of Pezzola & Reinke as to the legality of the securities being registered.

    23.1           Consent of Ernst & Young LLP, Independent Auditors.

    23.2 Consent of Pezzola & Reinke (contained in the opinion of counsel filed as Exhibit 5 to this Registration Statement).

    24 Power of Attorney (set forth on the signature page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities


                                          5

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and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                          6

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on September 12, 1996.

                                       DSP COMMUNICATIONS, INC.,
                                        a Delaware corporation



                                       By:  /s/ Davidi Gilo
                                           ---------------------------
                                            Davidi Gilo
                                            Chairman of the Board


                                          7

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                     POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

    Each person whose signature appears below constitutes and appoints Davidi Gilo, Nathan Hod and Gerald Dogon, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

    Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                              Date
- ---------                    -----                              ----

/s/ Davidi Gilo              Chairman of the Board         September 12, 1996
- -------------------------    of Directors                  ------------------
Davidi Gilo

/s/ Nathan Hod               President, Chief Executive    September 12, 1996
- -------------------------    Officer and Director          ------------------
Nathan Hod                   (Principal Executive Officer)

/s/ Gerald Dogon             Executive Vice President      September 12, 1996
- -------------------------    and Chief Financial Officer   ------------------
Gerald Dogon                 (Principal Financial
                             & Accounting Officer)

/s/ Lewis S. Broad           Director                      September 12, 1996
- -------------------------                                  ------------------
Lewis S. Broad


/s/ Avraham Fischer          Director                      September 12, 1996
- -------------------------                                  ------------------
Avraham Fischer


/s/ Andrew W. Schonzeit      Director                      September 12, 1996
- -------------------------                                  ------------------
Andrew W. Schonzeit


/s/ Shigeru Iwamoto          Director                      September 12, 1996
- -------------------------                                  ------------------
Shigeru Iwamoto


/s/ Neill H. Brownstein      Director                      September 12, 1996
- -------------------------                                  ------------------
Neill H. Brownstein


                                          8

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                                     EXHIBIT LIST


Exhibit Number     Exhibit Description
- --------------     ------------------------------------------------------------

5 Opinion of Pezzola & Reinke as to the legality of the securities being registered.

23.1               Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Pezzola & Reinke (contained in the opinion of counsel filed as Exhibit 5 to this Registration Statement).

24 Power of Attorney (set forth on the signature page of this Registration Statement).


                                          9